Exhibit 99.3
FORM OF U.S. FORM OF ACCEPTANCE

PUBLIC EXCHANGE OFFERING FOR THE ACQUISITION OF SHARES ISSUED BY COSAN S.A. INDÚSTRIA E COMÉRCIO
BY ORDER AND ON ACCOUNT OF COSAN LIMITED

COSAN S.A. INDÚSTRIA E COMÉRCIO
CNPJ No. 50.746.577/0001-15
ISIN Code - BRCSANACNOR6

Publicly Held Company – CVM no 19836
 BOVESPA Code – CSAN3

U.S. FORM OF ACCEPTANCE

This document is the U.S. Form of Acceptance for purposes of the public offering for the exchange of any and all of the outstanding common shares (“Cosan shares”) issued by Cosan S.A. Indústria e Comércio (“Cosan”) not owned by Cosan Limited or one of its affiliates, and the shares of any entity that is not a resident of Brazil, has no assets other than Cosan shares or shares of one or more companies whose sole assets are Cosan shares, has not engaged, directly or indirectly, in any business other than the holding of the Cosan shares, has no, direct or indirect, liabilities, contingent or otherwise, and that, directly or indirectly, individually or as part of a group, holds its Cosan shares as an investment under Brazilian law No. 4,131/62 (each, a “Holding Entity”), together the “Qualifying Shares”, by order and on account of Cosan Limited, for Class A common shares issued by Cosan Limited (“Class A Shares”) or, solely in the case of persons who were shareholders of record of Cosan as of the close of trading on July 26, 2007, as reflected in the books and records of either Banco Itaú S.A., the depositary for the Cosan shares or Companhia Brasileira de Liquidação e Custódia (“CBLC”), or an affiliate of such a person to whom such Cosan shares held as of the close of trading on July 26, 2007 have been transferred (each, a “July Cosan Shareholder”), Class B Series 2 Shares issued by Cosan Limited (“Class B2 Shares”), under the terms of Law no. 6.404/76 (“Brazilian Corporate Law”), and in compliance with Instruction no. 361/02 of the Brazilian Securities and Exchange Commission (“Instruction CVM 361” and “CVM”, respectively), to be intermediated by Banco Santander S.A. (“Intermediary Institution”) and held, in the case of tenders of Cosan shares held under Resolution 2,689, by means of an auction (“Auction”) on the São Paulo Stock Exchange (“BOVESPA”), and in the case of tenders of shares held under Brazilian law No. 4,131, by means of a separate transaction taking place outside of BOVEPSA, under the terms and conditions set forth in registration statement and prospectus of Cosan Limited (“Prospectus”) dated                         , 2008 (the “Exchange Offer”). The settlement process for the Exchange Offer will be carried out within five Brazilian business days of the Auction Date.

All terms and conditions contained in the Prospectus are deemed to be incorporated in and form part of this U.S. Form of Acceptance. Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Prospectus.

THIS U.S. FORM OF ACCEPTANCE IS TO BE USED ONLY BY HOLDERS OF COSAN SHARES RESIDENT IN THE UNITED STATES AND/OR HOLDERS OF HOLDING ENTITY SHARES FOR TENDERING SUCH SHARES IN THE EXCHANGE OFFER.  THIS U.S. FORM OF ACCEPTANCE SHOULD NOT BE USED BY ANY OTHER PERSON OR FOR ANY OTHER PURPOSE.

The Exchange Offer can be accepted until 5:00 p.m., New York time (6:00 p.m., São Paulo time) on April 11, 2008 (the “Expiration Date”). However, due to the time required in Brazil, for the administrative processing of the U.S. Forms of Acceptance and other offer documentation, to validly tender Qualifying Shares in the Exchange Offer, a shareholder must deliver such shareholder’s duly completed and signed U.S. Form of Acceptance and other required documents to the Intermediary Institution by 5:00 p.m., New York time (6:00 p.m., São Paulo time) on April 4, 2008 (the “Submission Deadline”). If such documentation is delivered to the Intermediary Institution in the period between the Submission Deadline and the Expiration Date, all reasonable efforts will be made to process such shareholder’s tender of Qualifying Shares prior to the Expiration Date, however no assurance can be given this will be possible and the Qualifying Shares tendered pursuant to such documentation may be excluded from the Exchange Offer.

You may either complete this U.S. form of acceptance or complete an electronic version of it online, accessible at www.cosanlimited.com. To facilitate faster and more efficient processing of the U.S. forms of acceptance, we strongly urge you to complete your U.S. form of acceptance online.

Two copies of the U.S. Form of Acceptance must be fully completed and signed by the shareholder or its duly authorized attorney-in-fact (“Representative”). These signatures must be notarized by a notary public, and guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17 Ad15 under the Securities Exchange Act of 1934, as amended). After having been duly completed and signed, one copy should be delivered to the broker with which the shareholder has registered and the other copy should be delivered to the Intermediary Institution at the address set forth below, prior to 5:00 p.m. New York time (6:00 p.m. São Paulo time) on April 4, 2008, accompanied by the other documents required by this U.S. Form of Acceptance and a power-of-attorney (if applicable). This U.S. Form of Acceptance must not be delivered to Cosan Limited or Cosan.

Banco Santander S.A.
c/o Santander Investment Securities Inc.
45 East 53rd Street
New York, NY 10022
9th Floor Operations
Attention: Neil Iorio, Vincent Valenza and Julio Toro
Ref: Santander Brasil S/A Corretora de Títulos e Valores Mobiliários (Cosan tender)

The Intermediary Institution will provide confirmation to investors on the website www.cosanlimited.com as to whether a shareholder has complied with all of the requirements for tendering their Qualifying Shares in the Exchange Offer. If the financial institution nominated in this U.S. Form of Acceptance fails to accept the shares to be issued to you on settlement for any reason not attributable to the Intermediary Institution, the Custodian or Cosan Limited, you will not receive Cosan Limited shares in the Exchange Offer and your tendered Qualifying Shares will be returned to you. If you elect to receive a number of class B series 2 common shares that is greater than the number of class B series 2 common shares that you are entitled to receive under the terms of the exchange offer (as a result of the fact that only Cosan shares issued and outstanding as of July 26, 2007 as reflected in the information in the files of the registrar as of July 26, 2007, or the custodian position informed by CBLC, after settlement of the transactions carried out up to July 26, 2007, are able to be exchanged for our class B Series 2 Common Shares), you will only receive the number of class B series 2 common shares to which you are entitled under the terms of the exchange offer. Any Cosan shares you have elected to exchange for class B series 2 common shares in excess of the maximum number of class B series 2 common shares to which you are entitled to receive will be returned to you without compensation from Cosan Limited, the Intermediary Institution or CBLC.

If any U.S. Form of Acceptance or any document required to be delivered is not properly provided to the Intermediary Institution by the deadline stated above, the relevant shareholder will not be registered to participate in the Exchange Offer and therefore will not be entitled to receive any shares of Cosan Limited under the terms of the Exchange Offer. Except in the case of withdrawals of tenders, which may be made until 12:00 p.m. New York time (1:00 p.m. São Paulo time) on the Auction Date, any U.S. Forms of Acceptance or other documents received after 5:00 p.m. New York time (6:00 p.m. São Paulo time) on April 11, 2008 will be automatically rejected.

Holders who hold Cosan shares that are subject to securities lending or rental arrangements under the terms of applicable Brazilian regulations, particularly CVM Instruction 441, may be required to take certain additional actions if they wish to participate in the Exchange Offer. Under the terms of such regulations, while a lending or rental of shares transfers full ownership of the loaned or rented shares to the person to whom the shares are rented or loaned, only the lender or lessor of the shares is authorized to act in connection with the Exchange Offer. Accordingly, only the lender or lessor may decide whether or not to tender shares in the Exchange Offer or execute and deliver a U.S. Form of Acceptance and other documentation required in connection with the Exchange Offer. Holders to whom Cosan shares have been loaned or rented who want to participate in the Exchange Offer must either settle and not renew their lending or rental transactions in time to comply with the Exchange Offer deadlines or make arrangements to have the lender or lessor of those shares act on their behalf in connection with the Exchange Offer. Holders who hold Cosan shares that are subject to put or call options should also consider what arrangements they should make in order to be able to participate in the Exchange Offer, and how the Exchange Offer otherwise impacts on such options.

Backup Withholding

Under U.S. federal income tax law, payments to you of cash by the Custodian may be subject to U.S. backup withholding at a rate of 28% unless you establish an entitlement to an exemption in the manner described below.

In order to avoid such backup withholding, except as described below if you are an exempt foreign person, you should complete and sign the Form W-9 included with this U.S. Form of Acceptance and either (a) provide your taxpayer identification number, commonly referred to as a TIN, and certify, under penalties of perjury, that the TIN so provided is correct and that (1) you have not been notified by the Internal Revenue Service (the “IRS”) that you are subject to backup withholding as a result of a failure to report all interest or dividends or (2) the IRS has notified you that you are no longer subject to backup withholding; or (b) provide an adequate basis for exemption. In general, if you are an individual, your TIN is your Social Security number.  If the Custodian is not provided with the correct TIN, you may be subject to a $50 penalty imposed by the IRS and payments made to you may be subject to backup withholding (as described above).

You may write “Applied For” in the box in Part I of Form W-9 if you have not been issued a TIN and have applied for a TIN or intend to apply for a TIN in the near future.  If you enter “Applied For,” the Custodian or a broker may still withhold 28% of any cash payments until you furnish the Custodian with your TIN. For further information concerning back-up withholding and instructions for completing the Form W-9, consult the instructions included with the enclosed Form W-9.

Exempt payees, including, among others, corporations, are not subject to these back-up withholding requirements. The instructions included with the enclosed Form W-9 contain a list of exempt payees.  In order for you to qualify as an exempt recipient if you are an exempt foreign person, you must submit a Form W-8, signed under penalties of perjury, attesting to your exempt status. A Form W-8, which includes a description of the criteria for qualification as an exempt foreign person, is included with this U.S. Form of Acceptance.

Failure to complete the Form W-9 or Form W-8 will not, by itself, cause the Cosan shares to be deemed invalidly tendered, but may require the Custodian to withhold tax at the 28% rate on any cash payments. Back-up withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to back-up withholding will be reduced by the amount of such tax withheld. If back-up withholding results in an overpayment of taxes, a refund may be obtained from the IRS, provided the required certifications are met. You are encouraged to consult your own tax advisor to determine whether you are exempt from backup withholding.

SHAREHOLDER INFORMATION
1 – Full Name/Corporate Name				2 – Tax ID
3 – Name of Spouse				4 – Marital Status	5 – Sex
6 – Date of Birth / Organization	7 – Profession	8 – Nationality	9 – Identity Document	10 – Type of Document	11 – Issuing Agency
12 – Address (Street, Number)			13 – Apt/Suite	14 – District
15 – Zip Code	16 – City	17 – State	18 – Country	19 – Telephone
20 – Mobile		21 – Fax	22 – E-mail

ATTORNEY-IN-FACT INFORMATION
23- Full Name of the Attorney-in-Fact (if any)
24 – Identity Document	25 – Type of Document	26 – Issuing Agency	27 – Tax ID	28 – Telephone
29 – Mobile	30 – Fax		31 – E-mail

PARTICIPATION OPTION
32 – If your investment is registered under Resolution 2,689, please complete items 36 to 41 and proceed to item 46.

33 – The number of Cosan shares corresponding with the number of Class A Shares you wish to receive in the Exchange Offer must be deposited in CBLC’s portfolio # 7104-8. The Class A Shares are listed on the NYSE, and Brazilian depositary receipts, representing the Class A Shares, are listed on the BOVESPA.

34 – The number of Cosan shares corresponding with the number of Class B2 Shares you wish to receive in the Exchange Offer must be deposited in CBLC’s portfolio # 7201-0. The Class B2 Shares are not, and will not be, listed on the NYSE, the BOVESPA or any other securities exchange.

35 – If your investment is registered under Brazilian law 4,131, please proceed to item 42.

BRAZILIAN BROKER REPRESENTING THE SHAREHOLDER
36 – Name of Broker	37 – Contact Person	38 – Telephone
39 – Mobile	40 – Fax	41 – E-mail

INVESTOR REGISTERED UNDER THE TERMS OF BRAZILIAN LAW NO. 4,131
42 – By this U.S. Form of Acceptance, I expressly authorize Cosan to register, after the settlement date, the transfer of the Cosan shares sold by me to Cosan Limited, through the Brazilian Central Bank system called “Electronic Declaration Registry – Direct Foreign Investment” (Registro Declaratório Eletrônico – Investimento Externo Direto, or IED).

43 – By this U.S. Form of Acceptance, I grant to the Intermediary Institution, full powers to sign in my name all the documents and do all the acts necessary to contract for the simultaneous foreign exchange transactions as established in the applicable foreign exchange regulations.

You must attach to this U.S. Form of Acceptance the following document:

•  Proof of the investment in Cosan S.A. and the IED number through the IED screen.

44 – Please complete the following items to indicate which class of shares of Cosan Limited you wish to receive in the Exchange Offer,

based on the exchange ratio of 1:1, in other words, one share of Cosan Limited for each Cosan share owned by the Law 4,131 Holder:

(a) Number of Class A Shares: _____________.
The corresponding number of Cosan shares must NOT be deposited in CBLC’s portfolio # 7104-8. The Class A Shares are listed on the NYSE, and Brazilian depositary receipts, representing the Class A Shares, are listed on the BOVESPA.

(b) Number of Class B2 Shares: _____________. I am aware that I may only select this option if I am a July Cosan Shareholder, and the number indicated is equal to or less than its shareholding as at the close of trading on July 26, 2007.
The corresponding number of Cosan shares must NOT be deposited in CBLC’s portfolio # 7201-0. The Class B2 Shares are not, and will not be, listed on the NYSE, the BOVESPA or any other securities exchange.

45 – Please complete item (a), and if you are tendering the shares of a Holding Entity, please also complete items (b) and (c):

(a) Total number of Cosan shares held by the Holding Entity, or to be tendered in the case of a Law 4,131 Holder who is tendering Cosan shares directly in the Exchange Offer: _____________. This number represents the number of Cosan shares to be tendered in the Exchange Offer.

(b) Full legal name of Holding Entity: _________________________________________.

(c) Total number of issued and outstanding shares of the Holding Entity: _____________.

All documents signed outside Brazil must be notarized and guaranteed. If you are tendering the shares of a Holding Entity, you must include with this U.S. Form of Acceptance certificates representing the Holding Entity shares duly endorsed for transfer.

INVESTOR REGISTERED UNDER THE TERMS OF RESOLUTION 2,689
46 – CVM Registration No.		47 – RDE-Portfolio No.	48 – Tax ID
49 – Custodian Name	50 – Telephone	51 – Mobile	52 – Fax	53 – E-mail
54 – Name of Legal Representative	55 – Telephone	56 – Mobile	57 – Fax	58 – E-mail
59 – By this U.S. Form of Acceptance, I grant to the Intermediary Institution, full powers to sign in my name all documents and do all the acts necessary to contract for the simultaneous foreign exchange transactions as established in the applicable foreign exchange regulations.

You must attach to this U.S. Form of Acceptance the following documents:

•  An authenticated copy of the exhibit to Resolution 2,689 presented to the CVM, in its most recent and updated version;
•  The power of attorney of the legal representative, if any; and
•  An authenticated copy of the representation agreement or authorization from you granting powers to the representative to sign in your name.

All documents signed outside Brazil must be notarized and guaranteed.

APPOINTMENT OF A DTC MEMBER IN THE EVENT OF EXCHANGE FOR CLASS A SHARES
60 – Name of the Financial Institution Member of DTC		61 – DTC Number of the Financial Institution
62 – Investor Account No. at DTC	63 – Contact Person	64 – Telephone	65 - Mobile
66 – Fax	67 – E-mail

TRANSFER OF SHARES TO CBLC PORTFOLIO
68 – By this U.S. Form of Acceptance, I authorize the broker specified in the item 36 to transfer my Cosan shares to the portfolios in items 33 and 34, maintained by CBLC, by 1:00 p.m. on the Auction Date and their blocking for trading from the third business day after the Auction Date until the settlement date and understand that, by authorizing this blocking, I allow that: (i) the Intermediary Institution and CBLC to transfer such Cosan shares to Cosan Limited on the Settlement Date; and (ii) Cosan Limited, or its transfer agent, to inform the Intermediary Institution, which will in turn inform the Brazilian Central Bank and any other institution involved in the Exchange Offer or in the settlement of the Exchange Offer, of the number of Cosan shares tendered by me in the Auction, as well as any other information related to my identity that may be necessary.

ACCEPTANCE OF THE CUSTODIAN AGENT
69 – By this U.S. Form of Acceptance, I expressly agree with the contracting of Mellon Investor Services LLC (“Custodian”) to act as the transfer agent financial institution and custodian of the Class A Shares and of the Class B2 Shares and do all the other acts stated in the Prospectus, including intermediating the process of exchanging the Class A Shares and Class B2 Shares.

I further declare, that, if applicable, I agree and expressly authorize that, the Custodian register the ownership of Class B2 Shares in book entry form on the books of Cosan Limited, and that such registration serve as proof of the settlement of the Exchange Offer with respect to Class B2 Shares.

REPRESENTATIONS AND WARRANTIES
70 – By means of this U.S. Form of Acceptance, I am representing and warranting to Cosan Limited and agreeing with Cosan Limited that:

•  if I am tendering Cosan shares, I accept the Exchange Offer in respect of such Cosan shares on the terms and subject to the conditions set forth in the Prospectus and this U.S. Form of Acceptance and I will execute all other documents and take all other actions required to enable Cosan Limited to receive all rights to, and benefits of, these shares on these terms and conditions;

•  if I am tendering the shares of a Holding Entity, I accept the exchange offer in respect of all issued and outstanding shares of such Holding Entity on the terms and subject to the conditions set forth in the Prospectus and this U.S. Form of Acceptance and I will execute all other documents and take all other actions required to enable Cosan Limited to receive all rights to, and benefits of, these shares on these terms and conditions;

•  subject only to my right to withdraw my shares, my acceptance is irrevocable;

•  I am exchanging my Qualifying Shares free and clear of all liens, equities, charges and encumbrances and together with all rights that they now have or may acquire in the future, including all voting and dividend rights;

•  unless I withdraw my shares in accordance with the terms of the Exchange Offer, I am irrevocably appointing any of the Brazilian Broker, the Intermediary Institution, Cosan Limited and its directors and agents as my attorney-in-fact to:

•  execute and deliver, on my behalf, all forms of transfer and/or other documents, including documents of title, and

•  take all other actions as my attorney-in-fact considers necessary or expedient to vest in Cosan Limited or its nominees title to the Qualifying Shares that I tender or otherwise in connection with my acceptance of the Exchange Offer;

•  I or my agent holds title to the Qualifying Shares being tendered, or if I am tendering Qualifying Shares on behalf of another person, the other person holds title to the Qualifying Shares that I am tendering;

•  if I am tendering Cosan shares, my Cosan shares being tendered are or will be prior to the Expiration Date, in the custody of CBLC and in the respective CBLC offer account in accordance with my election as to which class of Cosan Limited shares I wish to receive;

•  neither me nor any of my agents nor any person on whose behalf I am tendering Qualifying Shares has granted to any person any right to acquire any of the Qualifying Shares that I am tendering or any other right with respect to these Qualifying Shares;

•  unless I withdraw my shares in accordance with the terms of the Exchange Offer, I am irrevocably authorizing and requesting:

•  the Brazilian Broker and the Intermediary Institution to procure the registration of the transfer of my shares pursuant to the Exchange Offer and the delivery of these shares to Cosan Limited or as we may direct;

•  the Brazilian Broker and/or the Intermediary Institution to close any necessary foreign exchange contracts related to the the Exchange Offer;

•  the Brazilian Broker and/or the Intermediary Institution to represent me before the Central Bank of Brazil to request amendments to the certificate of registration issued by the Central Bank of Brazil evidencing the foreign investment in Cosan; and

•  Cosan Limited or its agents to record and act upon any instructions with respect to notices and payments relating to my shares which have been recorded in the books and records of Cosan; and

•  I am a U.S. resident or I am tendering the shares in a Holding Entity;

•  I have full power and authority to tender, exchange, sell, assign and transfer the Qualifying Shares tendered hereby, and any and all other Qualifying Shares or other securities issued or issuable in respect thereof;

•  when the Qualifying Shares are exchanged by Cosan Limited, it will acquire good and unencumbered title to the tendered shares, free and clear of all liens, restrictions, charges and encumbrances, together with all rights now or hereafter attaching to them, including voting rights and rights to all dividends, other distributions and payments hereafter declared, made or paid, and the same will not be subject to any adverse claim;

•  unless I deliver a certificate of registration issued by the Central Bank of Brazil evidencing a direct foreign investment in Cosan, I am not required by applicable law to hold such a certificate to tender my shares in the Exchange Offer;

•  I will ratify each and every act which may be done or performed by Cosan Limited or any of its directors or agents or Cosan or any of their directors or agents as permitted under the terms of the Exchange Offer; and

•  if I am tendering the shares of a Holding Entity:

•  the total number of issued and outstanding shares of the Holding Entity is as set forth in this U.S. Form of Acceptance and the Holding Entity shares I am tendering represent 100% of the issued and outstanding share capital of the Holding Entity;

•  the Holding Entity owns, directly or indirectly, the number of Cosan shares set forth in this U.S. Form of Acceptance;

•  the Holding Entity is a corporation or similar entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority required to own its Cosan shares and the ownership by the Holding Entity does not violate any applicable law, regulation, rule, order, judgment, decree, injunction or any other requirement of any executive, judicial, legislative or administrative body or agency;

•  there are no outstanding (i) securities of the Holding Entity convertible into or exchangeable for shares of capital stock or voting securities of such Holding Entity or (ii) options or other rights to acquire from the Holding Entity, or other obligation of the Holding Entity to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Holding Entity or any subsidiary thereof (the items in (i) and (ii) being referred to collectively as the “Holding Entity Securities”). There are no outstanding obligations of the Holding Entity to repurchase, redeem or otherwise acquire any outstanding Holding Entity Securities;

•  the Holding Entity was formed solely for the purpose of holding, directly or indirectly, Cosan shares and has engaged in no other business activities; and

•  except for the Cosan shares it holds, and shares of one or more other companies the sole assets of which are Cosan shares, the Holding Entity does not have, directly or indirectly, any assets or liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, determined, determinable or otherwise).

APPOINTMENT AS PROXY
71 – By executing this U.S. Form of Acceptance, I agree that, effective from and after the date my Qualifying Shares are accepted:

•  Cosan Limited will be entitled to direct the exercise of any votes attaching to the Qualifying Shares in respect of which the Exchange Offer has been accepted or is deemed to have been accepted and any other rights and privileges attaching to the Qualifying Shares, including any right to call a meeting of shareholders; and

•  the execution and delivery of this U.S. Form of Acceptance will constitute:

•  an authorization from me to send any notice, circular, document or other communications which may be required to be sent to me to Cosan Limited at its registered office;

•  an authorization to Cosan Limited to sign any consent to execute a form of proxy for the Qualifying Shares in respect of which the Exchange Offer has been accepted or is deemed to have been accepted appointing any person nominated by Cosan Limited to attend general meetings of shareholders of Cosan and to exercise the votes attaching to those shares on my behalf;

•  an irrevocable authorization and appointment of the Brazilian Broker and the Intermediary Institution as my true and lawful agents and attorneys-in-fact for these Qualifying Shares, and any such other securities or rights, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, to:

•  deliver these shares, and any such other securities or rights issued or issuable in respect of these shares, or transfer the ownership of these shares, and any such other securities or rights issued or issuable in respect of these shares on the account books maintained by Cosan, together, in any such case, with all accompanying evidences of transfer and authenticity, to Cosan Limited; and

•  receive all benefits and otherwise exercise all rights of beneficial ownership of these shares, and any such other securities or rights issued or issuable in respect of these shares, all in accordance with the terms of the Exchange Offer; and

•  my agreement not to exercise any of these rights without the consent of Cosan Limited and my irrevocable undertaking not to appoint a proxy for or to attend general meetings of shareholders.

If you withdraw your Qualifying Shares in accordance with the terms of the Exchange Offer, the appointment by proxy above will terminate from the time of withdrawal.

SIGNATURE
72 – I HEREBY DECLARE FOR ALL PURPOSES THAT I AGREE WITH THE CLAUSES AND CONDITIONS STATED IN THE PROSPECTUS AND THIS U.S. FORM OF ACCEPTANCE.
73 – Signed	76 – Signed
74 – Dated	77 – Dated
75 – Notarization of Signature	78 – Guarantee of Signature
Subscribed and sworn to or affirmed before me this __ day of _________, 2008. ______________________ Notary Public	Name of Firm
Address
Telephone
Authorized Signature
Name
Dated
Please affix seal or stamp in the space below	Please affix medallion guarantee in the space below

Form W-9 (Rev. October 2007) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Print or type.
See Specific Instructions on page 2.
Name (as shown on your income tax return)
Business name, if different from above
Check appropriate box:  ☐ Individual/Sole proprietor   ☐ Corporation   ☐ Partnership
☐  Limited liability company. Enter the tax classification (D=disregarded entity, C=corporation, P=partnership) ► ...........
☐  Other (see instructions) ►
☐ Exempt payee
Address (number, street, and apt. or suite no.)	Requester's name and address (optional)
City, state, and ZIP code
List account number(s) here (optional)
Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.
Social security number

or
Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.	Employer identification number

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person ►	Date ►

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1.Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2.Certify that you are not subject to backup withholding, or

3.Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

•  An individual who is a U.S. citizen or U.S. resident alien,

•  A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

•  An estate (other than a foreign estate), or

•  A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

•  The U.S. owner of a disregarded entity and not the entity,

Cat. No. 10231X	Form W-9 (rev. 10-2007)

Form W-9 (Rev. 10-2007)	Page 2

•  The U.S. grantor or other owner of a grantor trust and not the trust, and

•  The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1.The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2.The treaty article addressing the income.

3.The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4.The type and amount of income that qualifies for the exemption from tax.

5.Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1.You do not furnish your TIN to the requester,

2.You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3.The IRS tells the requester that you furnished an incorrect TIN,

4.The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5.You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.

Limited liability company (LLC). Check the “Limited liability company” box only and enter the appropriate code for the tax classification (“D” for disregarded entity, “C” for corporation, “P” for partnership) in the space provided.

For a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line.

For an LLC classified as a partnership or a corporation, enter the LLC’s name on the “Name” line and any business, trade, or DBA name on the “Business name” line.

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.

Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the business name, sign and date the form.

Form W-9 (Rev. 10-2007)	Page 3

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1.An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2.The United States or any of its agencies or instrumentalities,

3.A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4.A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5.An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6.A corporation,

7.A foreign central bank of issue,

8.A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9.A futures commission merchant registered with the Commodity Futures Trading Commission,

10.A real estate investment trust,

11.An entity registered at all times during the tax year under the Investment Company Act of 1940,

12.A common trust fund operated by a bank under section 584(a),

13.A financial institution,

14.A middleman known in the investment community as a nominee or custodian, or

15.A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 7[2]

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]
However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt payees, see Exempt Payee on page 2.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

1.Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2.Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

Form W-9 (Rev. 10-2007)	Page 4

3.Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4.Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5.Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester
For this type of account:	Give name and SSN of:
1.Individual	The individual
2.Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
3.Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4. a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law	The grantor-trustee[1] The actual owner[1]
5.Sole proprietorship or disregarded entity owned by an individual	The owner[3]
For this type of account:	Give name and EIN of:
6.Disregarded entity not owned by an individual	The owner
7.A valid trust, estate, or pension trust	Legal entity[4]
8.Corporate or LLC electing corporate status on Form 8832	The corporation
9.Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.Partnership or multi-member LLC	The partnership
11.A broker or registered nominee	The broker or nominee
12.Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

1	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

2	Circle the minor’s name and furnish the minor’s SSN.

3
You must show your individual name and you may also enter your business or “DBA” name on the second name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

4
List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

•	Protect your SSN,

•	Ensure your employer is protecting your SSN, and

•	Be careful when choosing a tax preparer.

Call the IRS at 1-800-829-1040 if you think your identity has been used inappropriately for tax purposes.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS personal property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.consumer.gov/idtheft or 1-877-IDTHEFT(438-4338).

Visit the IRS website at www.irs.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Form W-8BEN (Rev. February 2006) Department of the Treasury Internal Revenue Service
Certificate of Foreign Status of Beneficial Owner
for United States Tax Withholding
► Section references are to the Internal Revenue Code.  ► See separate instructions.
► Give this form to the withholding agent or payer. Do not send to the IRS.
OMB No. 1545-1621
Do not use this form for:	Instead, use Form:
• A U.S. citizen or other U.S. person, including a resident alien individual	W-9
• A person claiming that income is effectively connected with the conduct of a trade or business in the United States	W-8ECI
• A foreign partnership, a foreign simple trust, or a foreign grantor trust (see instructions for exceptions)	W-8ECI or W-8IMY
•  A foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession that received effectively connected income or that is claiming the applicability of section(s) 115(2), 501(c), 892, 895, or 1443(b) (see instructions)
W-8ECI or W-8EXP
Note: These entities should use Form W-8BEN if they are claiming treaty benefits or are providing the form only to claim they are a foreign person exempt from backup withholding.
• A person acting as an intermediary	W-8IMY
Note: See instructions for additional exceptions.

Part I	Identification of Beneficial Owner (See instructions.)
1	Name of individual or organization that is the beneficial owner	2 Country of incorporation or organization
3	Type of beneficial owner:		☐	Individual	☐	Corporation	☐	Disregard entity	☐	Partnership	☐	Simple trust
	☐	Grantor trust	☐	Complex trust	☐	Estate	☐	Government	☐	International organization
	☐	Central bank of issue	☐	Tax-exempt organization	☐	Private foundation
4	Permanent residence address (street, apt. or suite no., or rural route). Do not use a P.O. box or in-care-of address.
	City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)

5	Mailing address (if different from above)

	City or town, state or province. Include postal code where appropriate.	Country (do not abbreviate)
6	U.S. taxpayer identification number, if required (see instructions) ☐ SSN or ITIN ☐ EIN	7 Foreign tax identification number, if any (optional)
8	Reference number(s) (see instructions)

Part II	Claim of Tax Treaty Benefits (if applicable)

9	I certify that (check all that apply):

a ☐	The beneficial owner is a resident of ........ within the meaning of the income tax treaty between the United States and that country.
b ☐	If required, the U.S. taxpayer identification number is stated on line 6 (see instructions).
c ☐
The beneficial owner is not an individual, derives the item (or items) of income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty provision dealing with limitation on benefits (see instructions).

d ☐
The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).

e ☐
The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.

10
Special rates and conditions (if applicable—see instructions): The beneficial owner is claiming the provisions of Article ........ of the treaty identified on line 9a above to claim a ........ % rate of withholding on (specify type of income):

Explain the reasons the beneficial owner meets the terms of the treaty article:

Part III	Notional Principal Contracts

11	☐
I have provided or will provide a statement that identifies those notional principal contracts from which the income is not effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.

Part IV	Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

1I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,
2The beneficial owner is not a U.S. person,
3The income to which this form relates is (a) not effectively connected with the conduct of a trade or business in the United States, (b) effectively connected but is not subject to tax under an income tax treaty, or (c) the partner’s share of a partnership’s effectively connected income, and
4For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.
Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

Sign Here	►
		Signature of beneficial owner (or individual authorized to sign for beneficial owner)	Date (MM-DD-YYYY)	Capacity in which acting

For Paperwork Reduction Act Notice, see separate instructions.	Cat. No. 25047Z	Form W-8BEN (Rev. 2-2006)
Printed on Recycled Paper